HOLDBACK ESCROW AGREEMENT

This Holdback Escrow Agreement, dated as of December 31, 2007 (this “Agreement”), is entered into by and among Energroup Holdings Corporation, a Nevada corporation (the “Company”), the investors set forth on Exhibit A signatory hereto (the “Investors”), and U.S. Bank National Association, with an office at 225 Asylum Street, 23rd Floor, Hartford, CT 06103 (the “Escrow Agent”). The Company is sometimes referred to herein as the Escrowing Party. The Company and Investors are referred to collectively as the “Interested Parties.”

WITNESSETH:

WHEREAS, the Company proposes to make a private offering to the Investors (the “Offering”) of the Company’s common stock, par value $0.001 per share, in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended and pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company, the Investors and certain other parties signatory thereto (the “Securities Purchase Agreement”), in an aggregate amount of approximately Sixteen Million Nine Hundred Twenty-Five Thousand U.S. Dollars ($16,925,000);

WHEREAS, the Investors have agreed to deposit at the closing of the transactions contemplated by the Securities Purchase Agreement (the “Closing”) an aggregate of $4,250,000 of the proceeds received from subscriptions made by the Investors in the Offering, as more fully specified in this Agreement (the “Escrowed Funds”), and $12,675,000 of said proceeds (the “Closing Funds”) with the Escrow Agent, to be held in escrow and administered and distributed as described in Section 4.12 of the Securities Purchase Agreement and Section 3 of this Agreement;

WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow subject to the terms and conditions of this Agreement;

WHEREAS, in contemplation of, and as a material inducement for the Investors to enter into the Securities Purchase Agreement, the Company and Escrow Agent have each agreed to execute and deliver this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Company hereby appoints Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2. Deposit of Escrow Funds. On or prior to the date of Closing, the Investors shall deposit with the Escrow Agent in immediately available funds the amount of (i) US $4,250,000 (the “Escrow Funds”) and (ii) US $12,675,000 (the “Closing Funds”), ((i) and (ii), together with any investment income or proceeds received by the Escrow Agent from the investment thereof from time to time pursuant to Section 4 below, collectively, the “Escrow Property”), and the Escrow Agent agrees to hold the Escrow Property in an account established with the Escrow Agent (the “Escrow Account”), and to administer the Escrow Property in accordance with the terms of this Agreement.

3. Escrow Agent to Hold and Disburse Escrowed Funds. Promptly following the Closing, the Escrow Agent will provide written notice to the Company (for simultaneous distribution to the Investors) that the Escrow Agent has received the entire amount of Escrowed Funds in the Escrow Account. The Escrow Agent shall, on the Closing date, disburse the Closing Funds (less the Escrow Agent’s fees under Section 6), via wire transfer to the parties and their corresponding bank accounts as set forth in a Closing disbursement letter in the form attached as Exhibit D attached hereto and executed by a Majority in Interest of the Investors and the Company.

The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Agreement, as follows:

3.1 Board Holdback Escrow. Pursuant to Section 4.14(a) of the Securities Purchase Agreement, the Company has undertaken that no later than 120 days following the Closing Date, the Board of Directors of the Company shall be comprised of a minimum of six members, a majority of which shall be “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, $2,000,000 (the “Board Holdback Escrow Amount”) of the Escrowed Funds is to be held in the Escrow Account subject to the satisfaction of the Company’s obligations under Section 4.14(a) of the Securities Purchase Agreement. Upon the Company’s satisfaction of the aforesaid obligations in this Section 3.1 and Section 4.14(a) of the Securities Purchase Agreement, the Company and Investors that have invested at least a majority of the total Investment Amount under the Securities Purchase Agreement (a “Majority in Interest of the Investors”) shall execute and deliver written instructions with reference to this Section 3.1 to release the Board Holdback Escrow Amount to the Company (“Instructions to Release Board Holdback”). The Escrow Agent shall, upon receipt of Instructions to Release Board Holdback jointly executed by the Company and a Majority in Interest of the Investors, pay the Board Holdback Escrow Amount in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions.

3.2 CFO Holdback Escrow. Pursuant to Section 4.14(b) of the Securities Purchase Agreement, the Company has undertaken that no later than 90 days following the Closing Date, the Company will hire a chief financial officer who is a certified public accountant or possesses experience such that he or she can reasonably serve as a chief financial officer, fluent in English, and who has a working familiarity with (i) US GAAP and (ii) auditing procedures and compliance for United States public companies. The Company shall enter into an employment agreement with the CFO for a term of no less than two years. Accordingly, $1,500,000 (the “CFO Holdback Escrow Amount”) of the Escrowed Funds is to be held in the Escrow Account subject to the satisfaction of the Company’s obligations under Section 4.14(b) of the Securities Purchase Agreement. Upon the Company’s satisfaction of the aforesaid obligations in this Section 3.2 and Section 4.14(b) of the Securities Purchase Agreement, the Company and a Majority in Interest of the Investors shall execute and deliver written instructions with reference to this Section 3.2 to release the CFO Holdback Escrow Amount to the Company (“Instructions to Release CFO Holdback”). The Escrow Agent shall, upon receipt of Instructions to Release CFO Holdback jointly executed by the Company and a Majority in Interest of the Investors, pay the CFO Holdback Escrow Amount in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions.

3.3 IR Holdback Escrow. Pursuant to Section 4.14(c) of the Securities Purchase Agreement, the Company has undertaken that by the thirtieth day following the Closing Date, the Company shall hire either of CCG Elite, Hayden Communications, or Integrated Corporate Relations as the Company’s investor relations firm. Accordingly, $250,000 (the “IR Holdback Escrow Amount”) of the Escrowed Funds is to be held in the Escrow Account subject to the satisfaction of the Company’s obligations under Section 4.14(c) of the Securities Purchase Agreement. The IR Holdback Escrow Amount shall remain in the Escrow Account and shall only be released by the Escrow Agent to the Company upon the Escrow Agent’s receipt of written notice from the Company and a Majority in Interest of the Investors that the Company has hired one of the aforementioned investor relations firms and then only to the extent that the Company provides evidence of investor relations related expenses. From time to time as the Company incurs investor relations related expenses, it shall reflect such amount on written instructions with reference to this Section 3.3 to release a portion of the IR Holdback Escrow Amount to the Company (“Instructions to Release IR Holdback”), which shall specify the dollar amount and payee bank account to which the applicable amount shall be transferred. The Escrow Agent shall, upon receipt of Instructions to Release IR Holdback (on one or more occasions) jointly executed by the Company and a Majority in Interest of the Investors, pay the IR Holdback Escrow Amount in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions.

3.4 Auditing Firm Holdback Escrow. Pursuant to Section 4.14(d) of the Securities Purchase Agreement, the Company has undertaken that no later than 120 days following the Closing Date, the Company shall hire and retain one of the following auditing firms as its independent public accountant of record: Moore Stephens International, Horwath International, BDO Seidman, LLP, Weinberg & Company, or such other auditor as may be agreed between the Company and a Majority in Interest of the Investors. Accordingly, $500,000 (the “Audit Firm Holdback Escrow Amount”) of the Escrowed Funds shall remain in the Escrow Account subject to the satisfaction of the Company’s obligations under Section 4.14(d) of the Securities Purchase Agreement. Upon the Company’s satisfaction of the aforesaid obligations in this Section 3.4 and Section 4.14(d) of the Securities Purchase Agreement, the Company and a Majority in Interest of the Investors shall execute and deliver written instructions with reference to this Section 3.4 to release the Audit Firm Holdback Escrow Amount to the Company (“Instructions to Release Audit Firm Holdback”). The Escrow Agent shall, upon receipt of Instructions to Release Audit Firm Holdback jointly executed by the Company and a Majority in Interest of the Investors, pay the Audit Firm Holdback Escrow Amount in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions.

3.5 If for any or no reason whatsoever, the Escrow Agent does not receive written notice from the Company and the Required Investors relating to the release of either (i) the Board Holdback Escrow Amount on or prior to 120 calendar days following the Closing Date (the “Board Compliance Period”) or (ii) CFO Holdback Escrow Amount on or prior to 90 calendar days following the Closing Date (the “CFO Compliance Period”) (each such failure or breach being referred to as an “Event,” and for purposes of this Section the date such Event occurs being referred to as “Event Date”), then in addition to any other rights the Investors may have hereunder, under the Securities Purchase Agreement or under applicable law, on each such Event Date and on each monthly anniversary of such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Escrow Agent (on behalf of the Company) will deliver and pay to each Investor by wire transfer an amount in immediately available funds, as partial liquidated damages and not as a penalty, equal to 0.5% of the aggregate Investment Amount paid by such Investor for Shares pursuant to the Securities Purchase Agreement (“Partial Liquidated Damages”). The Partial Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. In no event will the Company be liable for Partial Liquidated Damages under this Agreement in excess of 0.5% of the aggregate Investment Amount of the Investors in any 30-day period in respect of any single Event (it being understood that if the Company suffers an Event relating to its failure to comply with Section 4.14(a) of the Securities Purchase Agreement and an Event relating to its failure to comply with Section 4.14(b) of the Securities Purchase Agreement in a 30-day period it will be responsible for 1% of partial liquidated damages under this provision in a 30-day period). It is further understood that partial liquidated damages under this Agreement are limited to the Board Holdback Escrow Amount as to that Event and the CFO Holdback Escrow Amount as to that Event; provided that the Investors are entitled to all other remedies available under applicable law. On any Event Date, the Company will deliver to each Investor and the Escrow Agent a written notice which shall set forth the relevant Event. Schedule 1 attached hereto shall set forth the name, address, Investment Amount and delivery instructions for any partial liquidated damages contemplated hereby of each Investor.

3.6 In the event that the Escrow Agent does not timely receive the written notice from the Company and the Required Investors in accordance with the terms hereof prior to the expiration of either of the Board Compliance Period and/or the CFO Compliance Period, as relevant, the Company hereby irrevocably directs the Escrow Agent to automatically, and without any action on the part of the parties hereto, disburse the partial liquidated damages applicable to any such Event to the Investors as contemplated herein until the earlier of (i) such time as all Escrowed Funds applicable to such Event have been disbursed to the Investors or (ii) such time as the Escrow Agent receives written notice from the Company and the Required Investors that the obligations of the Company under the Securities Purchase Agreement applicable to such Event have been adequately complied with.

4.  Investment of Funds.

a. Investment Instructions. If the Escrow Agent shall have received specific written investment instruction from the Company (which shall include instruction as to term to maturity, if applicable), on a timely basis, the Escrow Agent shall invest the Escrow Property in Eligible Investments, pursuant to and as directed in such instruction.

b. Definition of Eligible Investments. “Eligible Investments” shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) repurchase obligations for underlying securities of the type described in clause (i); (iii) commercial paper at the time of the investment rated A-1 by Standard & Poors Corporation or P-1 by Moody’s Investor Services, Inc.; (iv) shares of a money market fund investing only in underlying securities described in clauses (i) through (iii) above; (v) obligations (including certificates of deposit and banker’s acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (vi) investment in the Escrow Agent’s “Insured Money Market Account” (“IMMA”), as described in Annex A hereto. If otherwise qualified, obligations of the Escrow Agent or any of its affiliates shall qualify as Eligible Investments. Notwithstanding the foregoing, Eligible Investments shall be limited to those instruments readily obtainable and routinely offered by the Escrow Agent’s Corporate Trust Services.

c. Escrow Agent Not Responsible For Investment Decisions. Absent its timely receipt of such specific written investment instruction from the Company, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Property; provided, however, that in the event the Escrow Agent shall not have received such written investment instruction, the Escrow Agent shall be authorized to invest any of the Escrow Property in the Escrow Agent’s “Insured Money Market Account” (“IMMA”) until such investment instruction is received. All earnings received from the investment of the Escrow Property shall be credited to, and shall become a part of, the Escrow (and any losses on such investments shall be debited to the Escrow Account). The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

d. Transaction Confirmations. The parties hereto acknowledge that, to the extent regulations of the Comptroller of the Currency, or other applicable regulatory entity, grant the parties the right to receive individual confirmations of security transactions at no additional cost, as they occur, the parties specifically waive receipt of such confirmations to the extent permitted by law. The Escrow Agent will furnish the parties hereto with periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent hereunder.

e. Tax Reporting. The Interested Parties agree that, for tax reporting purposes, the Company shall be treated as the owner of the Escrow Fund, in accordance with Proposed Treasury Regulations §1.468B-8 for federal and state tax purposes while it is held by the Escrow Agent, and the Escrow Agent shall, for each calendar year (or portion thereof) for which the Escrow Fund is so held report the interest earned on the Escrow Amount on Internal Revenue Service Form 1099 and corresponding state income tax forms in accordance with applicable law and regulations.

The Interested Parties agree that, for tax reporting purposes, any distribution from the Escrow Fund to the Investors shall be reportable as a return of investment and will be reported on Internal Revenue Service Form 1099B for the tax year in which the distribution is made.

f. Certification of Taxpayer Identification Number. Each of the Interested Parties hereto agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent upon the execution and delivery of this Agreement. The Interested Parties understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Property. Each of the Interested Parties agrees to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement.

5. Concerning the Escrow Agent. Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Securities Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility or duty to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

Unless and except to the extent otherwise expressly set forth herein, all deposits and payments hereunder, or pursuant to the terms hereof (including without limitation all payments to the Escrow Agent pursuant to Section 6, shall be in U.S. dollars.

6. Compensation, Expense Reimbursement and Indemnification.

The Company hereby agrees to be the responsible party for payment of the Escrow Agent’s fees and expenses hereunder. Notwithstanding the foregoing, each of the Interested Parties agrees, jointly and severally (i) to pay or reimburse the Escrow Agent for its attorney’s fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit B and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

The Company hereby agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

The Company covenants and agrees to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees, tax liabilities (other than income tax liabilities associated with the Escrow Agent’s fees), any liabilities or damages that may result from any inaccuracy or misrepresentation made in any tax certification provided to the Escrow Agent, and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence, or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

7. Resignation. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to the Company and the Investors. Prior to the effective date of the resignation as specified in such notice, the Company will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder subject to the consent of the Investors (which consent shall not be unreasonably withheld or delayed). If, however, the Company and Investors shall fail to select and consent to such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Escrow Agent shall be entitled to name such successor escrow agent, or the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

8. Dispute Resolution. It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of the Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

9. Consent to Jurisdiction and Service. Each of the Interested Parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of Connecticut and of any Federal court located in said state in connection with any actions or proceedings brought against the Interested Parties (or any of them) by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 12 hereof.

10. Waiver of Jury Trial. THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

11. Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

12. Notices; Wiring Instructions.

a. Notice Addresses. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile transmission. The address for such notices and communications shall be as follows:

If to the Company:	Energroup Holdings Corp.
No. 9, Xin Yi Street, Ganjingzi District
Dalian City, Liaoning Province
PRC 116039
Facsimile: +86 411 867 166 90
Attn.: President

With a copy to:	Richardson & Patel, LLP
Murdock Plaza
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Facsimile: (310) 208-1154
Attn.: Kevin K. Leung, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

With a copy to	Bryan Cave LLP
Lead Investor Counsel:	1290 Avenue of the Americas
New York, New York 10104
Facsimile: (212) 541-4630
Attn.: Eric L. Cohen, Esq.

If to the Escrow Agent:	U.S. Bank National Association
Asylum Street, 23rd Floor
Hartford, CT 06103
Facsimile: (866) 350-2126
Attn: Arthur L. Blakeslee

b. Wiring Instructions. Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 12(a) above):

If to the Investors:

To the accounts set forth on the signature pages hereto.

If to the Company:

Bank: [name, city, state]
ABA #:
Acct. #:
Attn:
Ref:

If to the Escrow Agent:

Bank: U.S. Bank National Association
ABA : 091000022
BNF: U.S. Bank Trust N.A. A/C: 173103321050
OBI: Corporate Trust Services
Ref: Energroup Holdings Corp. Attn: Chitra Burju

13. Miscellaneous.

a. Binding Effect; Successors. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

b. Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

c. Governing Law. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

d. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

e. Counterparts and Facsimile Execution. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

f. Customer Identification Program. Each of the Interested Parties acknowledge receipt of the notice set forth on Exhibit C attached hereto and made part hereof and that information may be requested to verify their identities.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Holdback Escrow Agreement as of the date set forth opposite their respective names.

COMPANY:

ENERGROUP HOLDINGS CORP.

By:
Shi Huashan
Chief Executive Officer

Address:	No. 9, Xin Yi Street
Ganjingzi District
Dalian City, Liaoning Province
PRC 116039

Facsimile:	+86 411 867 166 90

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ESCROW AGENT:
U.S. BANK NATIONAL ASSOCIATION

By:
Arthur L. Blakeslee
Vice President

Address:	225 Asylum Street, 23rd Floor
Hartford, CT 06103

Facsimile:	(866) 350-2126

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INVESTORS:

Name of Investor

By:
Name:
Title:

Investment Amount: $

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel: